STRADLEY                          Stradley Ronon Stevens & Young, LLP
   RONON                                     2600 One Commerce Square
ATTORNEYS AT LAW                          Philadelphia, PA 19103-7098
                                               Telephone 215.564.8000
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                                                     www.stradley.com




                                 June 17, 2009


Board of Trustees
Franklin Investors Securities Trust,
on behalf of Franklin Total Return Fund
One Franklin Parkway
San Mateo, California 94403-1906

      Subject:  REGISTRATION STATEMENT ON FORM N-14

Ladies and Gentlemen:

      We have acted as counsel to Franklin Investors Securities Trust, a Delaware statutory trust (the "Trust"), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the "Commission") of a Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the "Registration Statement"). The purpose of the Registration Statement is to register shares to be issued by Franklin Total Return Fund (the "Acquiring Fund"), a series of the Trust, in connection with the acquisition of substantially all of the assets of:

            (i) HSBC Investor Core Plus Fixed Income Fund, a series of HSBC Investor Funds, a Massachusetts business trust, by and in exchange for Class A and Class C shares of beneficial interest, without par value, of the Acquiring Fund;

           (ii) HSBC Investor Core Plus Fixed Income Fund (Advisor), a series of HSBC Advisor Funds Trust, a Massachusetts business trust, by and in exchange for Advisor Class shares of beneficial interest, without par value, of the Acquiring Fund; and

          (iii) HSBC Investor Intermediate Duration Fixed Income Fund, a series of HSBC Investor Funds, a Massachusetts business trust, by and in exchange for Class A, Class C, and Advisor Class shares of beneficial interest, without par value, of the Acquiring Fund

 (together, the "Transaction").

      We have reviewed the Trust's Agreement and Declaration of Trust and By-laws, as amended to date, resolutions adopted by the Trust's Board of Trustees in connection with the Transaction, the form of Agreement and Plan of Reorganization for the Transaction, which was approved by the Trust's Board of Trustees (the "Agreement"), the Registration Statement and such other legal and factual matters as we have deemed appropriate.

      This opinion is based exclusively on the provisions of the Delaware Statutory Trust Act governing the issuance of the shares of the Trust and the reported case law thereunder, and does not extend to the securities or "blue sky" laws of the State of Delaware or other States.

      We have assumed the following for purposes of this opinion:

      1. The shares of the Acquiring Fund will be issued in accordance with the Trust's Agreement and Declaration of Trust and By-laws, each as amended to date, the Agreement, and resolutions of the Trust's Board of Trustees relating to the creation, authorization and issuance of shares and the Transaction.

      2. The shares of the Acquiring Fund will be issued against payment therefor as described in the Prospectus/Proxy Statement and the Statement of Additional Information relating thereto included in the Registration Statement, and the Agreement, and that such payment will have been at least equal to the net asset value of such shares.

      On the basis of the foregoing, it is our opinion that, when issued and paid for upon the terms provided in the Registration Statement and the Agreement, the shares of the Acquiring Fund to be issued pursuant to the Registration Statement will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  STRADLEY RONON STEVENS & YOUNG, LLP


                                  By: /s/ KRISTIN H. IVES
                                      Kristin H. Ives, a Partner